EXHIBIT 10.63

FORM 1A – RESTRICTED STOCK AWARDS TO DIRECTORS

IN LIEU OF A PORTION OF CASH PAYMENT OF ANNUAL RETAINER

U.S. HOME SYSTEMS, INC. 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

Grantee:
Address:

Number of Awarded Shares:
Date of Grant:
Vesting of Awarded Shares:	All of the Awarded Shares are vested 100% on the Date of Grant.

U.S. Home Systems, Inc., a Delaware corporation (the “Company”), hereby grants to the individual whose name appears above (“Grantee”), pursuant to the provisions of the U.S. Home Systems, Inc. 2004 Restricted Stock Plan, as amended from time to time in accordance with its terms (the “Plan”), a restricted stock award (this “Award”) of shares (the “Awarded Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), effective as of the date of grant as set forth above (the “Grant Date”), upon and subject to the terms and conditions set forth in this Restricted Stock Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

Pursuant to the Company’s Non-Employee Director Compensation Plan, each non-employee director is required to receive at least $5,000 of his annual retainer of $15,000 in the form of Restricted Stock Awards to be issued under the Company’s 2004 Restricted Stock Plan. The $5,000 of Restricted Stock Awards shall be issued to each non-employee director on the first business day of each January, beginning January 2005. The per share price of the Restricted Stock Awards shall be determined based on the closing sales price of the Company’s common stock on such date as quoted by the Nasdaq National Market System. On January 3, 2005 the closing sales price of the Company’s common stock was $6.35 per share. The 787 Restricted Stock Awards have been granted to the Grantee by the Company in lieu of the aforementioned $5,000 cash payment.

1. EFFECT OF THE PLAN. The Awarded Shares granted to Grantee are subject to all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Grantee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Grantee hereunder, and this Award shall be subject, without further action by the Company or Grantee, to such amendment, modification, restatement or supplement unless provided otherwise therein.

2. GRANT. This Award shall evidence Grantee’s ownership of the Awarded Shares. Grantee agrees that the Awarded Shares shall be subject to all of the terms and conditions set forth in this Agreement and the Plan. Upon vesting of the Awarded Shares, the Company shall deliver or shall instruct its transfer agent to deliver to Grantee all Vested Awarded Shares.

3. VESTING SCHEDULE. All of the Awarded Shares are vested 100% on the Date of Grant.

4. CONDITIONS OF FORFEITURE. There are no conditions of forfeiture for the Awarded Shares.

5. DIVIDEND AND VOTING RIGHTS. Grantee shall have the rights of a stockholder with respect to the Awarded Shares.

6. TAX MATTERS. Grantee acknowledges that the tax consequences associated with the award are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state, and local tax consequences of this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of the Award. Grantee understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the Vesting Date. Grantee also understands that Grantee may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO GRANTEE; AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

7. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the Company and Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the Shares be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

8. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of the Restricted Stock Award or this Agreement for construction or interpretation.

9. DISPUTE RESOLUTION. The provisions of this Section 9 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Grantee) arising out of or relating to the Plan and this Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, then, to the extent applicable, resolution of the dispute shall be determined by arbitration. Any arbitration under this Agreement shall be conducted pursuant to the rules and procedures of the Commercial Rules of the American Arbitration Association. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. Arbitration shall be final and binding on the Parties. The Parties are waiving their right to seek remedies in court, including the right to jury trial. Pre-arbitration discovery is generally more limited than and different from court proceedings. The arbitrators’ award is not required to include factual findings or legal reasoning and a Party’s right to appeal or seek modification of rulings by the arbitrators is strictly limited. If such arbitration provision is found inapplicable, then either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action,

EXHIBIT 10.63 - USHS 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT FOR NON-EMPLOYEE DIRECTORS

suit or proceeding, in a Texas state court in Dallas County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10. NON-SOLICITATION. In consideration for the grant of this Award, Grantee hereby agrees that during Grantee’s term as a Non-Employee Director and for one year thereafter, Grantee shall not solicit any person who is an Employee of the Company or any Subsidiary for the purpose or with the intent of enticing such Employee away from or out of the employ of the Company or any Subsidiary. If Grantee solicits any person who is an Employee of the Company or any Subsidiary for the purpose of enticing such Employee away from or out of the employ of the Company or any Subsidiary, Grantee hereby agrees that the Company or the affected Subsidiary may, in addition to any remedy which the Company or the affected Subsidiary may have at law or in equity, apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin Grantee from soliciting or hiring any such Employee of the Company or the affected Subsidiary.

11. AMENDMENT; WAIVER. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Grantee. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

12. NOTICE. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 12.

U.S. HOME SYSTEMS, INC.

By:
Murray H. Gross, President, Chief Executive Officer and Chairman of the Board

Address:	750 State Highway 121 Bypass, Suite 170
Lewisville, Texas 75067

Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Award subject to all of the terms and provisions hereof and thereof. Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. Grantee hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 9 of this Agreement. Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

DATED:	SIGNED:
GRANTEE

Address:

EXHIBIT 10.63 - USHS 2004 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT FOR NON-EMPLOYEE DIRECTORS